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                                                                    Exhibit 10.6

                                                               Execution Version

                          MANAGEMENT SERVICES AGREEMENT

      This MANAGEMENT SERVICES AGREEMENT (this "Agreement") is made as of June 21, 2004, by and among AUTOCAM CORPORATION, a Michigan corporation (the "Company"), GOLDMAN SACHS & CO., a New York corporation ("GS"), TRANSPORTATION RESOURCE ADVISORS, LLC, a Delaware limited liability company ("TRA") and JOHN C. KENNEDY, an individual ("Kennedy").

      WHEREAS, the Company is a direct wholly owned subsidiary of Titan Holdings, Inc., a Delaware corporation ("Titan"), and an indirect wholly-owned subsidiary of Micron Holdings, Inc., a Delaware corporation ("Parent", and together with Titan, the Company and the Company's subsidiaries, the "Autocam Group");

      WHEREAS, the parties hereto desire to enter into this Agreement to evidence the Company's obligations to pay the amounts set forth herein in consideration of the services set forth herein.

      NOW THEREFORE, it is mutually agreed as follows:

1. The term of this agreement shall commence on the date hereof and shall continue until terminated upon the earlier to occur of (i) immediately prior to an initial public offering of the common stock of Parent or (ii) the written consent of at least two (2) of Kennedy, GS and TRA.

2. As compensation for valuable benefit received or to be received by the Company with respect to advisory services to be provided by Kennedy, GS and TRA or their designated affiliates with respect to recommending, structuring and identifying sources of capital for the Autocam Group, monitoring, evaluating and making recommendations regarding potential acquisitions, analyzing the Company's operations, historical performance and future prospects in connection with financial and strategic corporate planning and other advisory services as the parties may mutually agree (collectively, the "Management Services"), the Company shall pay, for so long as this agreement continues in effect, an aggregate annual fee of $600,000 (the "Annual Fee"), payable in cash from immediately available funds in advance quarterly installments on the first day of each calendar quarter, commencing as of July 1, 2004. Each payment in respect of the Annual Fee shall be apportioned among the parties in the percentage amounts set forth on Schedule 2 hereto and shall be paid to the designated account of each such party. Notwithstanding anything to the contrary set forth herein, (x) if the Company is prohibited from making any payment hereunder by any contractual obligation or debt instrument to which the Company or any of its subsidiaries is a party, then such payment shall not be made and the amount of such payment shall accrue and be paid at such time as the Company is no longer prohibited from making such payment and
      (y) at such time as Kennedy, affiliates of GS or affiliates of TRA, respectively, do not own any shares of common stock of Parent, Kennedy, GS and TRA, respectively, shall no longer be entitled to their portion of the Annual Fee.

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3.    Kennedy, GS and TRA shall be reimbursed by the Company for expenses incurred by each such party and its affiliates in connection with performing the Management Services or any other services on behalf of the Autocam Group, provided, however, that (i) in regards to GS and TRA, such expenses are pre-approved by the Company and Kennedy and (ii) in regards to Kennedy, such expenses are pre-approved by the Company and at least one director of Parent designated by an affiliate of GS and one director of Parent designated by an affiliate of TRA, and in any event not otherwise reimbursable pursuant to any employment agreement between Kennedy and any member of the Autocam Group.

4. It is the understanding of the parties that Kennedy, GS and/or TRA and/or their affiliates may be involved with services (other than the Management Services) or potential acquisitions, mergers, financings or other major transactions involving the Autocam Group, in which case Kennedy, GS and/or TRA and/or their affiliates shall be entitled to compensation, in addition to the fees provided for herein, as the Autocam Group, on the one hand, and Kennedy, GS and/or TRA and/or their affiliates, on the other hand, shall mutually agree.

5. No advice rendered by each of Kennedy, GS and TRA in his or its advisory role hereunder, whether formal or informal, may be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to without such party's prior written consent. In addition, Kennedy's, GS's and TRA's advisory roles hereunder may not be otherwise referred to without such party's prior written consent.

6. The Company hereby acknowledges and agrees to the indemnification and other provisions set forth on Annex A, which is incorporated by reference into this Agreement.

7. In connection with the services provided hereunder, Kennedy, GS and TRA will be acting as independent contractors and not in any other capacity, with duties owing solely to the Autocam Group.

8. Any notice required to be given hereunder shall be in writing and shall be deemed sufficient if delivered in person or mailed by certified mail or sent by reputable overnight courier service as follows: if to the Company, to Autocam Corporation, 4070 East Paris Avenue Southeast, Grand Rapids, MI 49512; if to GS, to Goldman Sachs & Co., 85 Broad Street, New York, NY 10004; if to TRA, to Transportation Resource Advisors, LLC, 2555 Telegraph Road, Bloomfield Hills, MI 48302; if to Kennedy, to him at his office at the Company at the address above. Each of the Company, GS, TRA and Kennedy may hereafter designate a different address for the purpose of receipt of notice by following the notice provisions hereof.

9. This agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any corporation into which the Company shall consolidate or merge (without regard to whether the Company is the surviving entity) or to which it shall transfer substantially all of its assets. The

                                       2

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      rights and obligations of Kennedy, GS or TRA under this Agreement may be assigned by such party in its sole discretion to an affiliate or affiliates of such party. This agreement may be amended only by a written instrument duly executed by all the parties hereto. This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state without giving effect to the principles of conflicts of laws.

10. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                       3

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      IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date and first written above.

                             AUTOCAM CORPORATION

                             By: /s/ John C. Kennedy
                                -----------------------------------
                                Name:
                                Title:

                             GOLDMAN SACHS & CO.

                             By: /s/ Adrian Jones
                                -----------------------------------
                                Name:
                                Title:

                             TRANSPORTATION RESOURCE ADVISORS, LLC

                             By: /s/ James Hislop
                                -----------------------------------
                                Name:
                                Title:

                             /s/ John C. Kennedy
                             --------------------------------------
                             JOHN C. KENNEDY

                                       4

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                                                               Execution Version

                                     Annex A

In the event that Kennedy, GS and/or TRA becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, in connection with or as a result of any matter contemplated by or referred to in this Agreement, the Company periodically will reimburse Kennedy, GS and/or TRA, as applicable, for his, its or their legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Company also will indemnify and hold Kennedy, GS and/or TRA, as applicable, harmless against any and all losses, claims, damages or liabilities to any such person in connection with or as a result of any matter contemplated by or referred to in this Agreement, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Kennedy, GS and/or TRA, as applicable, in performing the services that are the subject of this Agreement. If for any reason the foregoing indemnification is unavailable to Kennedy, GS and/or TRA, as applicable, or insufficient to hold him, it or them harmless, then the Company shall contribute to the amount paid or payable by Kennedy, GS and/or TRA, as applicable, as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Autocam Group, on the one hand, and Kennedy, GS and/or TRA, as applicable, on the other hand, in the matters contemplated by or referred to in this Agreement as well as the relative fault of the Autocam Group and Kennedy, GS and/or TRA, as applicable, with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Autocam Group may otherwise have, shall extend upon the same terms and conditions to any affiliate of Kennedy, GS and TRA and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of Kennedy, GS and TRA and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Kennedy, GS, TRA, any such affiliate and any such person. The Company also agrees that neither Kennedy, GS, TRA, nor any of such affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Autocam Group or any person asserting claims on behalf of or in right of the Autocam Group in connection with or as a result of any matter contemplated by or referred to in this Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or bad faith of Kennedy, GS and/or TRA, as applicable, in performing the services that are the subject of this Agreement. Prior to entering into any agreement or arrangement with respect to, or effecting, any proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth in this Annex A, the Company will notify Kennedy, GS and TRA in writing thereof (if not previously so notified) and, if requested by Kennedy, GS or TRA, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth in this Annex A, including the assumption of such obligations by another party, insurance, surety bonds or the creation of an escrow, in each case in an amount and upon terms and conditions satisfactory to Kennedy, GS and TRA. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING IN CONNECTION WITH OR AS A RESULT OF ANY MATTER CONTEMPLATED BY OR REFERRED TO IN THIS AGREEMENT IS HEREBY WAIVED BY THE PARTIES HERETO. THE PROVISIONS OF THIS ANNEX A SHALL SURVIVE ANY TERMINATION OR COMPLETION OF THE TERM PROVIDED BY THIS AGREEMENT, AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

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                                                               Execution Version

                                   Schedule 2

Each payment in respect the Annual Fee shall be apportioned among GS, TRA and Kennedy as set forth below:

Party                                     Percentage
-----                                     ----------
Goldman Sachs & Co.                         40.21%
Transportation Resource Advisors, LLC       40.21%
John C. Kennedy                             19.58%